Exhibit 10.2

FACTSET RESEARCH SYSTEMS INC.

NON-EMPLOYEE DIRECTORS’ STOCK OPTION AND AWARD PLAN

AS AMENDED AND RESTATED

1.     Adoption and Purpose. FactSet Research Systems Inc., a Delaware corporation (the “Company”), hereby adopts its FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Plan”), effective as of December 19, 2017 (the “Effective Date”), as an amendment and restatement of its 2008 Non-Employee Directors’ Stock Option Plan, to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the “Board”) of the Company who are not employees of the Company or any of its subsidiaries (each a “Non-Employee Director”). The types of awards that may be granted under the Plan are nonqualified stock options (“Options”), restricted shares (“Restricted Shares”), and restricted share units (“Restricted Share Units”) (collectively, an “Award” or “Awards”).

2.     Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan and the power to determine the restrictions, if any, applicable to the Awards. The Board shall, subject to the provisions of the Plan, have the power to interpret the Plan and to prescribe, amend and rescind rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final, conclusive and binding on all interested parties. The Board may authorize any one or more of their number (each, a “Director”) or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

3.     Shares Subject to Plan. The stock which may be issued and sold under the Plan will be the common stock, par value $0.01 per share, of the Company (“Common Stock”).

Subject to adjustment as provided in Section 6, the total number of shares of Common Stock available for grant under the Plan shall not exceed 500,000 shares. The shares of Common Stock granted under the Plan may be authorized but unissued shares, reacquired shares, treasury shares, or any combination thereof.

If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the grantee’s purchase price, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares owned by the grantee, or by means of a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Awards shall not again be available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in this Section 3.

Each share of Common Stock subject to an Option shall be counted against the limit set forth above as one (1) share. Each one (1) share subject to an Award other than Options granted pursuant to the Plan or forfeited or repurchased as described above shall be counted for purposes of the limit set forth above as two and one-half (2 ½) shares.

4.     Participants; Annual Limit. Each Non-Employee Director shall be eligible to receive an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Non-Employee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Non-Employee Director during such fiscal year, shall not exceed $500,000.

5.     Terms and Conditions of Awards. Each Award granted under the Plan shall be evidenced by an agreement (the “Award Agreement”) in such form as the Board shall prescribe from time to time in accordance with the Plan.

(a)     Options. Option grants shall have the following terms and conditions:

(i)     The Option exercise price shall be the “Fair Market Value” of the Common Stock on the date the Option is granted. For purposes of the Plan, Fair Market Value shall mean (1) if the Common Stock is listed on a national securities exchange, the closing price of a share of Common Stock on the date of grant (or, if not granted on a trading day, on the last preceding trading day) or, (2) if shares of Common Stock are not then listed on a national Securities exchange, the mean of the bid and asked prices for a share of Common Stock in the over-the-counter market as reported in the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on that date, or, if there is no such quotation on that date, such prices on the last preceding business day on which there was a quotation; provided, however, that if the Common Stock is not so listed or traded, then the Fair Market Value shall be determined in good faith by the Board.

(ii)     The Board may, from time to time, in its sole discretion, subject to the limitations of the Plan, grant Options to each Non-Employee Director and determine the number of shares to be subject to the Option.

(iii)     No Option or any part of an Option shall be exercisable:

(A)     after the expiration of seven years from the date the Option was granted,

(B)     unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise or by a date specified by the optionee (not more than 10 business days from the date of exercise); such payment shall be made: (I) in cash or by check, (II) by tendering to the Company Common Stock owned by the person exercising the Option having a Fair Market Value equal to the cash exercise price applicable to such Option, it being understood that the Board shall determine acceptable methods for tendering Common Stock and may impose such conditions on the use of Common Stock to exercise Options as it deems appropriate, (III) by net exercise, (IV) by broker-assisted cashless exercise, or (V) by a combination of the foregoing methods; and

(C)     unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Director of the Company, except that if such person shall cease to be such a Director by reason of Incapacity (as defined below) or death while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, or distributees, as the case may be, may within 90 days (one year in the event of death) after the date such person ceased to be such a Director (but in no event after the Option has expired under the provisions of subparagraph 5(a)(iii)(A) above) exercise the Option (to the extent exercisable by the Director on the date such person ceased to be a Director) with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such a Director.

If any person who has ceased to be a Director for any reason other than death, shall die holding an Option that has not expired and has not been fully exercised, such person’s executors, administrators, or distributees, as the case may be, may exercise the Option within one year of the person’s death (to the extent exercisable by the decedent on his date of death) provided that in no event may the Option be exercised after it has expired pursuant to subparagraph 5(a)(iii)(A).

In the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(iv)     The period during which the right to exercise, in whole or in part, an Option vests, shall be set by the Board, and the Board may determinate that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. Unless otherwise set forth in the Award Agreement, in the event the Non-Employee Director ceases to be a Director by reason of Incapacity or death, the total number of shares of Common Stock covered by the Option shall thereupon become fully vested and immediately exercisable.

(v)     Options granted to a Non-Employee Director shall be forfeited if such Non-Employee Director shall cease to be a Director for reasons other than Incapacity or death unless the Board, in its discretion, elects that such outstanding Options shall thereupon become fully vested and immediately exercisable.

(vi)     As used in this Section 5, the term “Incapacity” means any material physical, mental or other disability rendering the Director incapable of substantially performing his or her services hereunder that is not cured within 180 days after the first occurrence of such incapacity. In the event of any dispute between the Company and the Director as to whether he or she is incapacitated, as defined herein, the determination of whether the Director is so incapacitated shall be made by an independent physician selected by the Board and the decision of such physician shall be binding upon the Company and the Director.

(vii)     Notwithstanding any other provisions of the Plan or any Award Agreement, upon the occurrence of a “Change of Control” (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, and as may be amended from time to time), (i) all Options granted under the Plan which have not been exercised and which have not expired by their terms shall immediately be fully exercisable for the remainder of their respective terms, and (ii) the Board may, in its sole discretion, determine that such Options be immediately terminated in which case the optionee will be paid an amount in cash in respect of each Option equal to the difference between the Fair Market Value (as determined pursuant to Section 5(a)(i) hereof but substituting the date of the Change of Control for the grant date) of a share of Common Stock and the exercise price of such Option.

(b)     Restricted Shares and Restricted Share Units. Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares or Restricted Share Units to Non-Employee Directors in such amounts as the Board, in its sole discretion, shall determine.

(i)     Restricted Shares and shares received in respect of Restricted Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. “Period of Restriction” means the period during which Restricted Shares and Restricted Share Units are subject to forfeiture and/or restrictions of transferability.

(ii)     Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Board, in its sole discretion, may deem advisable or appropriate, including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. The Board may also set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Board in its discretion, and may require recipients of Restricted Shares or Restricted Share Units to pay a stipulated purchase price for such Restricted Shares or Restricted Share Units.

(iii)     Any Restricted Share granted under the Plan may be evidenced in such manner as the Board may deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

(iv)     Except as otherwise determined by the Board, upon termination of service with the Company for any reason during the Period of Restriction, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired at no cost by the Company; provided, however, that the Board may, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, waive in whole or in part any remaining restrictions with respect to Restricted Shares or Restricted Share Units.

(v)     Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares, or a combination of cash and shares, as determined by the Board.

(vi)     During the Period of Restriction, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon Awards of Restricted Shares, the Board may (a) cause a legend or legends to be placed on any certificates relating to Restricted Shares subject to an Award, and/or (b) issue “stop transfer” instructions, as it deems necessary or appropriate.

(vii)     During the Period of Restriction, grantees who hold Restricted Shares shall have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying shares. Grantees who hold Restricted Shares shall have the right to vote such shares as the record owner thereof. During the Period of Restriction, grantees who hold Restricted Share Units will have the right to dividend equivalent payments only if provided by the Board in the Award Agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying Restricted Share Units. Grantees who hold Restricted Share Units shall not have the right to vote the underlying shares until shares are issued to the grantee to settle the Award.

(viii)     The Board may allow deferral of payment of an Award subject to and in accordance with Section 409A of the Internal Revenue Code.

(ix)     Subject to the requirements and limitations of Section 409A of the Internal Revenue Code, if applicable, except as otherwise provided in an Award Agreement, in the event of a Change of Control, each outstanding Restricted Share and Restricted Share Unit shall become vested in full immediately before the occurrence of such Change of Control, and contingent thereon, and shall be settled effective immediately prior to the time of consummation of the Change of Control.

6.     Adjustment in the Event of Certain Changes in Stock.

(a)     If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Awards, and the exercise price per share of Options shall be proportionately adjusted by the Board to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b)     In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(c)     In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution (other than as covered by Section 6(a) hereof), separation or liquidation of the Company, or any other event similarly affecting the Company, the Board shall have the right, but not the obligation, notwithstanding anything to the contrary in this Plan, to provide that outstanding Options granted under this Plan shall be (i) canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in the respect of each share of Common Stock, with appropriate deductions of exercise prices, or (ii) adjusted to represent Options to receive cash, securities, property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in respect of each share of Common Stock, at such exercise prices as the Board in its discretion may determine is appropriate.

(d)     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

7.     Nonexclusive Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards other than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

8.     Section 16 Persons. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

9.     Nonassignability. Awards may not be transferred other than by will or by the laws of descent and distribution; provided, however, that an Option may be transferred by gift to any member of the Non-Employee Director’s immediate family or to a trust for the benefit of one or more of such immediate family members, if approved by the Board. During a Non-Employee Director’s lifetime, Options granted to a Non-Employee Director may be exercised only by such Non-Employee Director or by his or her guardian or legal representative unless the Option has been transferred in accordance with the preceding sentence, in which case it shall be exercisable only by such transferee. For purposes of this Section 9, “immediate family” shall mean the optionee’s spouse, children, and grandchildren.

10.     Amendment or Discontinuance. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would increase (except as provided in Section 6 hereof) the maximum number of shares of Common Stock for which Awards may be granted under the Plan. No termination, modification or amendment of the Plan may, without the consent of the Director to whom any Award shall theretofore have been granted, adversely affect the rights of such Director (or his or her transferee) under such Award.

11.     Limitation of Rights. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any Non-Employee Director any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

12.     Term. The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. The Board may not grant Awards under the Plan after such termination date, but Awards granted before that date will continue to be effective in accordance with their terms.

13.     Effectiveness; Approval of Stockholders. The Plan shall take effect on the date on which the Plan is adopted by the Board, but its effectiveness and the exercise of any Options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve months after the date on which the Plan is adopted by the Board.

14.     Withholding Taxes. If the Board shall so require, as a condition of exercise, each Non-Employee Director shall agree that:

(a)     no later than the date of exercise of any Option, or vesting or settlement of any other Award, such Non-Employee Director will pay to the Company or make arrangements satisfactory to the Board regarding payment of any Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or vesting or settlement of any other Awards (any such tax, a “Withholding Tax”); and

(b)     the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to such Non-Employee Director any such Withholding Tax.

15.     No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto. Notwithstanding any provision of the Plan or any Award Agreement, grantees shall not be entitled to exercise Options or receive the benefits of any Award and the Company shall not be obligated to deliver any Common Stock or pay any benefits to grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the grantee or the Company of any provision of any such law or regulation.

16.     Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.     Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.     Number and Gender. When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

19.     Electronic Administration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.

20.     Controlling Law. The laws of the State of Connecticut, except its laws with respect to choice of laws, shall be controlling in all matters, relating to the Plan.

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